EXHIBIT 10.39

KADMON HOLDINGS, INC.

PERFORMANCE STOCK OPTION AGREEMENT

Kadmon Holdings, Inc. (the “Company”) has granted to the Participant named in the Notice of Grant of Stock Option (the “Grant Notice”) to which this Performance Stock Option Agreement (the “Option Agreement”) is attached an option (the “Option”) to purchase certain shares of Stock with the terms and conditions set forth in the Grant Notice and this Option Agreement.  The Option has been granted pursuant to, and shall in all respects be subject to, the terms and conditions of the Kadmon Holdings, Inc. 2016 Equity Incentive Plan, as amended (the “Plan”), the provisions of which are incorporated herein by reference.  By signing the Grant Notice, the Participant: (a) acknowledges receipt of, and represents that the Participant has read and is familiar with, the Grant Notice, this Option Agreement, the Plan and a prospectus for the Plan prepared in connection with the registration with the Securities and Exchange Commission of shares issuable pursuant to the Option (the “Plan Prospectus”); (b) accepts the Option subject to all of the terms and conditions of the Grant Notice, this Option Agreement and the Plan; and (c) agrees to accept as binding, conclusive and final all decisions or interpretations of the Committee upon any questions arising under the Grant Notice, this Option Agreement or the Plan.

1. Definitions and Construction.
1.1 Definitions. Unless otherwise defined herein, capitalized terms shall have the meanings assigned to such terms in the Grant Notice or the Plan.

1.2 Construction.  Captions and titles contained herein are for convenience only and shall not affect the meaning or interpretation of any provision of this Option Agreement.  Except when otherwise indicated by the context, the singular shall include the plural and the plural shall include the singular.  Use of the term “or” is not intended to be exclusive, unless the context clearly requires otherwise.

2. Tax Consequences.
2.1 Tax Status of Option. This Option is intended to be a Nonstatutory Stock Option.
3. Administration.

All questions of interpretation concerning the Grant Notice, this Option Agreement, the Plan or any other form of agreement or other document employed by the Company in the administration of the Plan or the Option shall be determined by the Committee.  All such determinations by the Committee shall be final, binding and conclusive upon all persons having an interest in the Option, unless fraudulent or made in bad faith.  Any and all actions, decisions and determinations taken or made by the Committee in the exercise of its discretion pursuant to the Plan or the Option or other agreement thereunder (other than determining questions of interpretation pursuant to the preceding sentence) shall be final, binding and conclusive upon all persons having an interest in the Option.  Any Officer shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, or election which is the responsibility of or which is allocated to the Company herein, provided the Officer has apparent authority with respect to such matter, right, obligation, or election.

4. Performance Metrics and Service Vesting Conditions.

4.1 Performance Goals.  The Option shall be subject to achievement of the Company performance goals set forth in Appendix A attached hereto (each, a “Performance Goal”) during the three year performance period following the Date of Grant (the “Performance Period”).  Each Performance Goal shall be deemed achieved only as of the date of achievement of the Performance Goal, as certified by the Committee (each, an “Achievement Date”), with the number of shares of Stock underlying the Option eligible to vest on the Applicable Vesting Date (as defined in Section 4.2), if any, determined based on achievement of the applicable Performance Goal (an “Earned Option”), as set forth in Appendix A.  For the avoidance of doubt, subject to Sections 8 and 9, each Achievement Date must occur during the Performance Period and if the Achievement Date for any Performance Goal does not occur during the Performance Period, the portion of the Option eligible to be earned upon achievement of the Performance Goal shall terminate in its entirety immediately on the first day following the end of the Performance Period, and Earned Options shall only vest upon an Applicable Vesting Date.

4.2 Service Vesting.  Subject to Sections 8 and 9, Earned Options attributable to each Performance Goal achieved shall service vest in three equal tranches in accordance with the following conditions (each, an “Applicable Vesting Date”), subject to the Participant’s continued employment though the Applicable Vesting Date:

(a) The first tranche of an Earned Option shall vest immediately upon the later of the certification of achievement of the relevant Performance Goal and the first anniversary of the Date of Grant (the “Initial Vesting Date”);

(b) The second tranche of an Earned Option shall vest on the first anniversary of the relevant Achievement Date specified in the Committee certification; and

(c) The third tranche of an Earned Option shall vest on the third anniversary of the Date of Grant (the “Final Vesting Date”).

Notwithstanding the foregoing, if the relevant Achievement Date for a Performance Goal occurs after the second anniversary of the Date of Grant, the Initial Vesting Date shall be the certification of achievement of the relevant Performance Goal, the second tranche of the Earned Option shall vest on the third anniversary of the Date of Grant and the Final Vesting Date shall be the first anniversary of the Achievement Date.  For purposes of this Option Agreement, “Vested Options” shall mean any Earned Option that has become vested upon an Applicable Vesting Date, as described in this Section 4.2.  For the avoidance of doubt, any Earned Options that do not become Vested Options prior to the termination of the Option (as provided in Section 7) shall terminate in its entirety immediately on the first day following the end of the Final Vesting Date.

5. Exercise of the Option.

5.1 Right to Exercise.  Except as otherwise provided herein, the Option shall be exercisable on and after the Applicable Vesting Date and prior to the termination of the Option (as provided in Section 7) in an amount not to exceed the number shares subject to the Vested Options less the number of shares previously acquired upon exercise of the Option.  In no event shall the Option be exercisable for more shares than the Number of Option Shares, as adjusted pursuant to Section 10.

5.2 Method of Exercise.  Exercise of the Option shall be by means of electronic or written notice (the “Exercise Notice”) in a form authorized by the Company.  An electronic Exercise Notice must be digitally signed or authenticated by the Participant in such manner as required by the notice and transmitted to the Company or an authorized representative of the Company (including a third-party administrator designated by the Company).  In the event that the Participant is not authorized or is unable to provide an electronic Exercise Notice, the Option shall be exercised by a written Exercise Notice addressed to the Company, which shall be signed by the Participant and delivered in person, by certified or registered mail, return receipt requested, by confirmed facsimile transmission, or by such other means as the Company may permit, to the Company, or an authorized representative of the Company (including a third-party administrator designated by the Company).  Each Exercise Notice, whether electronic or written, must state the Participant’s election to exercise the Option, the number of whole shares of Stock for which the Option is being exercised and such other representations and agreements as to the Participant’s investment intent with respect to such shares as may be required pursuant to the provisions of this Option Agreement.  Further, each Exercise Notice must be received by the Company prior to the termination of the Option as set forth in Section 7 and must be accompanied by full payment of the aggregate Exercise Price for the number of shares of Stock being purchased.  The Option shall be deemed to be exercised upon receipt by the Company of such electronic or written Exercise Notice and the aggregate Exercise Price.

5.3 Payment of Exercise Price.

(a) Forms of Consideration Authorized.  Except as otherwise provided below, payment of the aggregate Exercise Price for the number of shares of Stock for which the Option is being exercised shall be made (i) in cash, by check or in cash equivalent; (ii) if permitted by the Company and subject to the limitations contained in Section 5.3(b), by means of (1) a Cashless Exercise, (2) a Net-Exercise, or (3) a Stock Tender Exercise; or (iii) by any combination of the foregoing.

(b) Limitations on Forms of Consideration.  The Company reserves, at any and all times, the right, in the Company’s sole and absolute discretion, to establish, decline to approve or terminate any program or procedure providing for payment of the Exercise Price through any of the means described below, including with respect to the Participant notwithstanding that such program or procedures may be available to others.

(i) Cashless Exercise.  A “Cashless Exercise” means the delivery of a properly executed Exercise Notice together with irrevocable instructions to a broker in a form acceptable to the Company providing for the assignment to the Company of the proceeds of a sale or loan with respect to shares of Stock acquired upon the exercise of the Option in an amount not less than the aggregate Exercise Price for such shares (including, without limitation, through an exercise complying with the provisions of Regulation T as promulgated from time to time by the Board of Governors of the Federal Reserve System).

(ii) Net-Exercise.  A “Net-Exercise” means the delivery of a properly executed Exercise Notice electing a procedure pursuant to which (1) the Company will reduce the number of shares otherwise issuable to the Participant upon the exercise of the Option by the largest whole number of shares having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant shall pay to the Company in cash the remaining balance of such aggregate Exercise Price not satisfied by such reduction in the number of whole shares to be issued.  Following a Net-Exercise, the number of shares remaining subject to the Option, if any, shall be reduced by the sum of (1) the net number of shares issued to the Participant upon such exercise, and (2) the number of shares deducted by the Company for payment of the aggregate Exercise Price.

(iii) Stock Tender Exercise.  A “Stock Tender Exercise” means the delivery of a properly executed Exercise Notice accompanied by (1) the Participant’s tender to the Company, or attestation to the ownership, in a form acceptable to the Company of whole shares of Stock having a Fair Market Value that does not exceed the aggregate Exercise Price for the shares with respect to which the Option is exercised, and (2) the Participant’s payment to the Company in cash of the remaining balance of such aggregate Exercise Price not satisfied by such shares’ Fair Market Value.  A Stock Tender Exercise shall not be permitted if it would constitute a violation of the provisions of any law, regulation or agreement restricting the redemption of the Company’s stock.  If required by the Company, the Option may not be exercised by tender to the Company, or attestation to the ownership, of shares of Stock unless such shares either have been owned by the Participant for a period of time required by the Company (and not used for another option exercise by attestation during such period) or were not acquired, directly or indirectly, from the Company.

5.4 Tax Withholding.

(a) In General.  At the time the Option is exercised, in whole or in part, or at any time thereafter as requested by a Participating Company, the Participant hereby authorizes withholding from payroll and any other amounts payable to the Participant, and otherwise agrees to make adequate provision for (including by means of a Cashless Exercise to the extent permitted by the Company), any sums required to satisfy the federal, state, local and foreign tax (including any social insurance) withholding obligations of the Participating Company Group, if any, which arise in connection with the Option.  The Company shall have no obligation to deliver shares of Stock until the tax withholding obligations of the Participating Company Group have been satisfied by the Participant.

(b) Withholding in Shares.  The Company shall have the right, but not the obligation, to require the Participant to satisfy all or any portion of a Participating Company’s tax withholding obligations upon exercise of the Option by deducting from the shares of Stock otherwise issuable to the Participant upon such exercise a number of whole shares having a fair market value, as determined by the Company as of the date of exercise, not in excess of the amount of such tax withholding obligations determined by the applicable minimum statutory withholding rates if required to avoid liability classification of the Option under generally accepted accounting principles in the United States.

5.5 Beneficial Ownership of Shares; Certificate Registration.  The Participant hereby authorizes the Company, in its sole discretion, to deposit for the benefit of the Participant with any broker with which the Participant has an account relationship of which the Company has notice any or all shares acquired by the Participant pursuant to the exercise of the Option.  Except as provided by the preceding sentence, a certificate for the shares as to which the Option is exercised shall be registered in the name of the Participant, or, if applicable, in the names of the heirs of the Participant.

5.6 Restrictions on Grant of the Option and Issuance of Shares.  The grant of the Option and the issuance of shares of Stock upon exercise of the Option shall be subject to compliance with all applicable requirements of federal, state or foreign law with respect to such securities.  The Option may not be exercised if the issuance of shares of Stock upon exercise would constitute a violation of any applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Stock may then be listed.  In addition, the Option may not be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise of the Option be in effect with respect to the shares issuable upon exercise of the Option or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Option may be issued in accordance with the terms of an applicable exemption from the registration requirements of the Securities Act.  THE PARTICIPANT IS CAUTIONED THAT THE OPTION MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS ARE SATISFIED.  ACCORDINGLY, THE PARTICIPANT MAY NOT BE ABLE TO EXERCISE THE OPTION WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.  The inability of the Company to obtain from any regulatory body having jurisdiction the authority, if any, deemed by the Company’s legal counsel to be necessary to the lawful issuance and sale of any shares subject to the Option shall relieve the Company of any liability in respect of the failure to issue or sell such shares as to which such requisite authority shall not have been obtained.  As a condition to the exercise of the Option, the Company may require the Participant to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any applicable law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company.

5.7 Fractional Shares. The Company shall not be required to issue fractional shares upon the exercise of the Option.
6. Nontransferability of the Option.

During the lifetime of the Participant, the Option shall be exercisable only by the Participant or the Participant’s guardian or legal representative.  The Option shall not be subject in any manner to anticipation, alienation, sale, exchange, transfer, assignment, pledge, encumbrance, or garnishment by creditors of the Participant or the Participant’s beneficiary, except transfer by will or by the laws of descent and distribution.  Following the death of the Participant, the Option, to the extent provided in Section 7, may be exercised by the Participant’s legal representative or by any person empowered to do so under the deceased Participant’s will or under the then applicable laws of descent and distribution.

7. Termination of the Option.

The Option shall terminate after the first to occur of (a) the close of business on the Option Expiration Date, (b) the close of business on the last date for exercising the Option following termination of the Participant’s Service as described in Section 8, or (c) as otherwise set forth in this Option Agreement.

8. Effect of Termination of Service.
8.1 Option Exercisability. The Option shall be exercisable after the Participant’s termination of Service only during the applicable time period as determined below and thereafter shall terminate.

(a) Termination of Service without Cause or For Good Reason.  If the Participant’s Service is terminated by the Company for any reason other than for Cause or the Participant terminates his or her employment with the Company for Good Reason, (i) any Options that have not become Earned Options due to the failure to achieve the Performance Goal prior to the termination of Service (“Unearned Options”) shall be cancelled and terminate in their entirety immediately upon such termination of Service and (ii) any Earned Options that have not yet become Vested Options (“Earned Unvested Options”) shall accelerate and vest, and to the extent unexercised by the Participant immediately prior to the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of the three month anniversary of the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(b) Resignation without Good Reason.  If the Participant terminates his or her employment without Good Reason (i) any Earned Options, Unearned Options and Earned Unvested Options shall be cancelled and terminate in their entirety immediately upon such termination of Service and (ii) any Vested Options unexercised by the Participant immediately prior to the date on which the Participant’s Service terminated, may be exercised by the Participant at any time prior to the expiration of the three month anniversary of the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

(c) Termination for Cause.  Notwithstanding any other provision of this Option Agreement to the contrary, if the Participant’s Service is terminated for Cause or if, following the Participant’s termination of Service and during any period in which the Option otherwise would remain exercisable, the Participant engages in any act that would constitute Cause, all Options (whether Earned or Unearned Options and including Vested Options and Earned Unvested Options) shall terminate in its entirety and cease to be exercisable immediately upon such termination of Service or act.

(d) Death or Disability.  If the Participant’s Service is terminated due to his or her death or Disability, (i) any Unearned Options shall be cancelled and terminate in their entirety immediately upon such termination of Service and (ii) any Earned Unvested Options shall accelerate and vest, and to the extent unexercised by the Participant immediately prior to the date on which the Participant’s Service terminated, may be exercised by the Participant (or the Participant’s estate or the person to whom such Option is transferred by will or the applicable law of descent and distribution) at any time prior to the one year anniversary of the date on which the Participant’s Service terminated, but in any event no later than the Option Expiration Date.

8.2 Extension if Exercise Prevented by Law.  Notwithstanding the foregoing, other than termination of the Participant’s Service for Cause, if the exercise of the Option within the applicable time periods set forth in Section 8.1 is prevented by the provisions of Section 5.6, the Option shall remain exercisable until the later of (a) thirty (30) days after the date such exercise first would no longer be prevented by such provisions, or (b) the end of the applicable time period under Section 8.1, but in any event no later than the Option Expiration Date.

9. Effect of Change in Control.

In the event of a Change in Control occurring within three years after the Date of Grant, to the extent a number of Options have not been earned as of the date of the Change in Control equal to at least two-thirds of the Options granted (the “Target”), an additional number of Unearned Options shall be deemed Earned Options such that total Earned Options equals the Target number of Options.  In addition, following a Change in Control (whether such Change in Control occurs within or after three years following the Date of Grant), subject to Section 13.2 of the Plan, (x) all Options that become Earned Options, if any, due to the Change in Control shall vest upon the first anniversary of the Change in Control, and (y) all Earned Options with an Achievement Date occurring prior to such Change in Control shall vest upon the earlier of (A) the first anniversary of the Change in Control and (B) the date(s) such Earned Options are eligible to vest in accordance with Section 4.2(b) and (c); provided, that all Earned Options that are unvested after the Change in Control shall vest and become immediately exercisable if the Participant’s Service is terminated by the Company for any reason other than for Cause or the Participant terminates his or her employment with the Company for Good Reason.

10. Adjustments for Changes in Capital Structure.

Subject to any required action by the stockholders of the Company and the requirements of Sections 409A and 424 of the Code to the extent applicable, in the event of any change in the Stock effected without receipt of consideration by the Company, whether through merger, consolidation, reorganization, reincorporation, recapitalization, reclassification, stock dividend, stock split, reverse stock split, split-up, split-off, spin-off, combination of shares, exchange of shares, or similar change in the capital structure of the Company, or in the event of payment of a dividend or distribution to the stockholders of the Company in a form other than Stock (excepting normal cash dividends) that has a material effect on the Fair Market Value of shares of Stock, appropriate and proportionate adjustments shall be made in the number, Exercise Price and kind of shares subject to the Option, in order to prevent dilution or enlargement of the Participant’s rights under the Option.  For purposes of the foregoing, conversion of any convertible securities of the Company shall not be treated as “effected without receipt of consideration by the Company.”  Any fractional share resulting from an adjustment pursuant to this Section shall be rounded down to the nearest whole number and the Exercise Price shall be rounded up to the nearest whole cent.  In no event may the Exercise Price be decreased to an amount less than the par value, if any, of the stock subject to the Option. The Committee in its sole discretion, may also make such adjustments in the terms of the Option to reflect, or related to, such changes in the capital structure of the Company or distributions as it deems appropriate.  All adjustments pursuant to this Section shall be determined by the Committee, and its determination shall be final, binding and conclusive.

11. Rights as a Stockholder, Director, Employee or Consultant.

The Participant shall have no rights as a stockholder with respect to any shares covered by the Option until the date of the issuance of the shares for which the Option has been exercised (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company).  No adjustment shall be made for dividends, distributions or other rights for which the record date is prior to the date the shares are issued, except as provided in Section 10.  If the Participant is an Employee, the Participant understands and acknowledges that, except as otherwise provided in a separate, written employment agreement between a Participating Company and the Participant, the Participant’s employment is “at will” and is for no specified term.  Nothing in this Option Agreement shall confer upon the Participant any right to continue in the Service of a Participating Company or interfere in any way with any right of the Participating Company Group to terminate the Participant’s Service as a Director, an Employee or Consultant, as the case may be, at any time.

12. Sales.

The Participant shall dispose of the shares acquired pursuant to the Option only in accordance with the provisions of this Option Agreement.

13. Legends.

The Company may at any time place legends referencing any applicable federal, state or foreign securities law restrictions on all certificates representing shares of stock subject to the provisions of this Option Agreement.  The Participant shall, at the request of the Company, promptly present to the Company any and all certificates representing shares acquired pursuant to the Option in the possession of the Participant in order to carry out the provisions of this Section.

14. Miscellaneous Provisions.

14.1 Termination or Amendment.  The Committee may terminate or amend the Plan or the Option at any time; provided, however, that except as provided in Section 9 in connection with a Change in Control, no such termination or amendment may have a materially adverse effect on the Option or any unexercised portion thereof without the consent of the Participant unless such termination or amendment is necessary to comply with any applicable law or government regulation.  No amendment or addition to this Option Agreement shall be effective unless in writing.

14.2 Further Instruments. The parties hereto agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Option Agreement.

14.3 Binding Effect.  This Option Agreement shall inure to the benefit of the successors and assigns of the Company and, subject to the restrictions on transfer set forth herein, be binding upon the Participant and the Participant’s heirs, executors, administrators, successors and assigns.

14.4 Delivery of Documents and Notices.  Any document relating to participation in the Plan or any notice required or permitted hereunder shall be given in writing and shall be deemed effectively given (except to the extent that this Option Agreement provides for effectiveness only upon actual receipt of such notice) upon personal delivery, electronic delivery at the e-mail address, if any, provided for the Participant by a Participating Company, or upon deposit in the U.S. Post Office or foreign postal service, by registered or certified mail, or with a nationally recognized overnight courier service, with postage and fees prepaid, addressed to the other party at the address of such party set forth in the Grant Notice or at such other address as such party may designate in writing from time to time to the other party.

(a) Description of Electronic Delivery.  The Plan documents, which may include but do not necessarily include: the Plan, the Grant Notice, this Option Agreement, the Plan Prospectus, and any reports of the Company provided generally to the Company’s stockholders, may be delivered to the Participant electronically.  In addition, if permitted by the Company, the Participant may deliver electronically the Grant Notice and Exercise Notice called for by Section 5.2 to the Company or to such third party involved in administering the Plan as the Company may designate from time to time.  Such means of electronic delivery may include but do not necessarily include the delivery of a link to a Company intranet or the Internet site of a third party involved in administering the Plan, the delivery of the document via e-mail or such other means of electronic delivery specified by the Company.

(b) Consent to Electronic Delivery.  The Participant acknowledges that the Participant has read Section 14.4(a) of this Option Agreement and consents to the electronic delivery of the Plan documents and, if permitted by the Company, the delivery of the Grant Notice and Exercise Notice, as described in Section 14.4(a).  The Participant acknowledges that he or she may receive from the Company a paper copy of any documents delivered electronically at no cost to the Participant by contacting the Company by telephone or in writing.  The Participant further acknowledges that the Participant will be provided with a paper copy of any documents if the attempted electronic delivery of such documents fails.  Similarly, the Participant understands that the Participant must provide the Company or any designated third party administrator with a paper copy of any documents if the attempted electronic delivery of such documents fails.  The Participant may revoke his or her consent to the electronic delivery of documents described in Section 14.4(a) or may change the electronic mail address to which such documents are to be delivered (if the Participant has provided an electronic mail address) at any time by notifying the Company of such revoked consent or revised e-mail address by telephone, postal service or electronic mail.  Finally, the Participant understands that he or she is not required to consent to electronic delivery of documents described in Section 14.4(a).

14.5 Integrated Agreement.  The Grant Notice, this Option Agreement and the Plan, together with the Superseding Agreement, if any, shall constitute the entire understanding and agreement of the Participant and the Participating Company Group with respect to the subject matter contained herein and supersede any prior agreements, understandings, restrictions, representations, or warranties among the Participant and the Participating Company Group with respect to such subject matter.  To the extent contemplated herein, the provisions of the Grant Notice, the Option Agreement and the Plan shall survive any exercise of the Option and shall remain in full force and effect.

14.6 Applicable Law.  This Option Agreement shall be governed by the laws of the State of Delaware as such laws are applied to agreements between Delaware residents entered into and to be performed entirely within the State of Delaware.

14.7 Counterparts. The Grant Notice may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

APPENDIX A

The Options shall vest based upon the attainment of the Performance Milestones, and continued employment as set forth below, subject to limited exceptions.

Performance Milestones (which must be achieved in the three years following the Grant Date)	Performance Milestone	Percent of Option Grant Allocated to Milestone

1. Successfully securing additional general Company financing of no less than $80 million by the end of 2018, inclusive of debt and equity financing and non-dilutive funding from, or arising out of, a licensing arrangement, business development transaction or similar transaction.

1/3
	2. Initiation of two new Phase 2 clinical studies in areas of ongoing work: a. Chronic graft host disease b. Idiopathic pulmonary fibrosis	1/3
	3. Initiation of Phase 2 clinical trial in an additional indication for KD025 such as scleroderma	1/3
Vesting Upon Achievement of Each Performance Milestone

Each Performance Milestone will be measured independently and will only be deemed achieved as of the date of achievement of the Performance Milestone, as certified by the Committee (the “Achievement Date”).  Options allocated to each Performance Milestone will become “Earned Options” following the Achievement Date.

Initial Vesting Date:

1/3 of the Earned Option allocated to such Performance Milestone shall vest immediately on the certification of achievement of the relevant Performance Milestone (provided the Participant remains employed through such date);

provided that if the Performance Milestone is achieved prior to the first anniversary of the Date of Grant, 1/3 of the Earned Option subject to such Performance Milestone shall vest on the first anniversary of the Date of Grant (provided the Participant remains employed through such first anniversary date)

Second Vesting Date:

1/3 of the Earned Option allocated to such Performance Milestone shall vest on the first anniversary of the relevant Achievement Date specified in the Committee certification (provided the Participant remains employed through this Second Vesting Date)

Final Vesting Date:

1/3 of the Earned Option allocated to such Performance Milestone shall vest on the third anniversary of the Date of Grant (provided the Participant remains employed through this Final Vesting Date)

provided that if the Performance Milestone is achieved after the second anniversary of the Date of Grant, 1/3 of the Earned Option shall vest on the relevant Achievement Date specified in the Committee certification, 1/3 of the Earned Option shall vest on the third anniversary of the Date of Grant and 1/3 shall vest on the first anniversary of the Achievement Date (subject to the Participant’s continued employment through each vesting date)